PROSPECTUS AND			PRICING SUPPLEMENT NO. 24
PROSPECTUS SUPPLEMENT,		Effective at 11:35 AM ET
each dated January 12, 1999	October 20, 1999
CUSIP: 24422ELM9			Commission File No.: 333-69601
					Filed pursuant to Rule 424(b)(3)


		U.S. $1,915,850,000

	John Deere Capital Corporation

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each March 15, September 15,
commencing on March 15, 2000,
and at Maturity

PRINCIPAL AMOUNT:                   $50,000,000

DATE OF ISSUE:				October 25, 1999

MATURITY DATE:				October 25, 2000

INTEREST RATE:				6.25% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			Salomon Smith Barney
                                    has purchased the Senior Notes as
                                    principal at a price of 100.00% of
                                    the aggregate principal amount of
                                    the Senior Notes.




Salomon Smith Barney